LEAPFROG ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS

EMERYVILLE, California—August 3, 2009—LeapFrog Enterprises, Inc. (NYSE:LF), a leading designer, developer and marketer of technology-based learning products, today announced financial results for the second quarter ended June 30, 2009.

Net sales for the quarter were $49.4 million, down 27.7% compared to $68.3 million in the same quarter a year ago.  Gross margin for the quarter was 37.9%, compared to a gross margin of 39.3% a year ago.  Net loss for the quarter was $12.2 million, an improvement of 40.6% compared to a net loss of $20.6 million a year ago.  Net loss per share was $0.19, an improvement of $0.13 per share compared to a net loss per share of $0.32 a year ago.

Retail point-of-sale, or POS, dollars were up 4% year-over-year for the 26-weeks ended July 4, 2009 compared to the 26-weeks ended July 5, 2008.  (Please see Description of Retail Point-of-Sale Dollars below for an explanation of this operating metric.)

“While it continues to be a challenging, promotionally-driven consumer environment, I feel good about our work with retail partners on POS performance, market share gains and sales of higher-margin products.  The Tag Reading System and Leapster Learning Game System product lines continue to sell well at retail even in a reduced advertising environment.  Sales of our recently launched Tag Junior and Scout learning toy line products are ahead of expectations,” said Jeffrey Katz, Chairman and Chief Executive Officer.  “Operationally, we have made great strides in bringing our cost structure down and reducing channel inventory to appropriate levels.  We are well positioned to return to profitability as retail conditions improve.”

Second Quarter 2009 Financial Results

Net Sales

Net sales for the quarter were $49.4 million, down 27.7% compared to $68.3 million for the same quarter a year ago.  Excluding the impact of currency fluctuations, the decline in net sales would have been 25.8%.  Net sales were down year-over-year primarily as a result of lower product shipments to retailers due to high retailer inventory levels at the end of 2008.  Net sales were also down due to lower sales to schools as a result of the strategic restructuring of our school business last year.

Segment Results

Net sales from the United States segment for the quarter were $38.8 million, down 30.8% compared to $56.0 million a year ago.  Net sales from the international segment were $10.6 million, down 13.6% compared to $12.3 million a year ago.  Excluding the impact of currency fluctuations, the decline in international sales would have been 3.0%.  Both the United States and international markets were affected by high retailer inventory levels at the end of 2008.

Gross Profit and Gross Margin

Gross profit for the quarter was $18.7 million, down 30.3% compared to $26.9 million a year ago as a result of lower sales in the quarter.  Gross margin for the second quarter 2009 was 37.9% compared to 39.3% in the second quarter 2008.  Gross margin declined year-over-year as a result of lower sales relative to a fixed cost base partially offset by a higher-margin product mix.

Operating Expenses

Operating expenses for the quarter were $37.0 million, down 24.6% compared to $49.0 million a year ago, an improvement of $12.0 million.  Selling, general and administrative expenses were $20.5 million, down 21.4% from $26.0 million a year ago reflecting the impact of lower headcount.  Research and development expenses were $9.5 million, down 25.9% from $12.9 million a year ago as a result of lower headcount and development costs.  Advertising expenses were $4.3 million, down 44.4% from $7.8 million a year ago.  In the second quarter of 2008, there was a substantial advertising campaign for the launch of the Tag Reading System.  Advertising expenses were 8.8% of net sales in the second quarter of 2009, compared to 11.4% in the second quarter of 2008.

Loss from Operations

Loss from operations for the quarter was $18.2 million, an improvement of 17.7% or $4.0 million, compared to a loss from operations of $22.2 million a year ago.

Net Loss

Net loss for the quarter was $12.2 million, an improvement of 40.6%, or $8.4 million, compared to a net loss of $20.6 million a year ago.  Net loss was positively impacted by a $6.2 million non-cash tax benefit for the release of an income tax reserve, and its associated interest expense, based on expiration of the applicable statute of limitations.  Net loss per share was $0.19, an improvement of $0.13 compared to a loss of $0.32 per share a year ago.

Financial Position

Cash and equivalents were $52.8 million at June 30, 2009, compared with $68.3 million at June 30, 2008.  Inventories were $64.4 million at June 30, 2009, compared with $86.3 million at June 30, 2008.  The company has no debt outstanding on its asset-backed line of credit.

“Our top-line and bottom-line performance for the quarter was slightly better than we expected.  Gross margin was down only slightly despite the heavy promotional environment in the first half of this year.  We have significantly reduced our cost structure, and, as a result, our loss from operations improved 18% year-over-year.  Our net loss per share improved by $0.13, or 41%, year-over-year.  Our financial position remains solid.  We have a strong cash position and no debt,” said Bill Chiasson, Chief Financial Officer.

Guidance

For the third quarter of 2009, LeapFrog expects:

•	Net sales to be between $100 and $120 million
•	Gross margin to be between 38% and 43%
•	Operating expenses to be between $40 and $44 million, down approximately 21% to 28% year-over-year

For the fourth quarter of 2009, LeapFrog expects net sales and gross margin to be higher year-over-year and operating expenses to decline by more than 35% compared to the fourth quarter of 2008.

“While results of the second quarter were slightly above our expectations, we are not changing our outlook for the year given the challenging consumer environment and the importance of holiday sales to our business.  We are carefully monitoring the environment and are prepared to ramp the business up or down as market conditions dictate.  We continue to strive to improve our cash flow for the year.  As the economy recovers, we believe our lower cost structure, leading brand, and strong product portfolio will position LeapFrog for profitable growth,” continued Mr. Chiasson.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss second quarter 2009 financial results today, August 3, 2009, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).

The conference call will be webcast and can be accessed at LeapFrog's investor web site at www.leapfroginvestor.com. To participate in the call, please dial (706) 634-0183 and request Conference ID 20757275.  A replay of the call will be available for one month.  To access the replay, please dial (706) 645-9291 and use conference ID 20757275.

Description of Retail Point-of-Sale Dollars

Retail point-of-sale dollars is a non-audited operating metric that represents a measure of U.S. retailers’ sales of LeapFrog products to consumers.  Retail point-of-sale dollars differs significantly from LeapFrog’s reported net sales, which reflect all products sold by LeapFrog to its retailer customers in all markets and also includes other sources of revenue.  The point-of-sale data is provided to LeapFrog by retailers.  LeapFrog believes this represents approximately 95% of our U.S. retailers’ dollar sales of LeapFrog products to consumers, based on historical shipments by us to such retailers.  LeapFrog management uses point-of-sale data to evaluate the retail channel sales environment and develop net sales forecasts.

About LeapFrog

LeapFrog Enterprises, Inc. is a leading designer, developer, and marketer of innovative, technology-based learning products and related proprietary content, dedicated to making learning effective and engaging for all ages, at home and in schools, around the world. The company was founded in 1995 and is based in Emeryville, California. LeapFrog has developed a family of learning platforms that come to life with an extensive library of software titles covering important subjects such as phonics, reading, writing, math, music, geography, social studies, spelling, vocabulary and science. In addition, the company has created a broad line of stand-alone educational products for children.   LeapFrog's award-winning products are available in six languages at major retailers in more than 35 countries around the world and in more than 100,000 classrooms across the United States.  NOTE: LEAPFROG, the LeapFrog Logo, Leapster and TAG are trademarks or registered trademarks of LeapFrog Enterprises, Inc.

Forward-Looking Statements

Cautionary Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements, including statements regarding: anticipated financial results, including net sales, inventory levels, gross margin, operating expenses, and operating results; the timing of changes in economic conditions; consumer buying patterns; launches of new products and services; build-out of existing products and services; and benefits of strategies and new products and services. These forward-looking statements involve risks and uncertainties, including risks related to the recession and its effect on retail business, overall consumer sentiment and trends relating to children’s products and their effect on retailer buying behavior, the rates of acceptance by consumers of our web-based products and services, our ability to respond quickly to changes in demand for our products, and our ability to provide high-quality experiences to consumers with all of our products and services. These and other risks and uncertainties detailed from time to time in our SEC filings, including our 2008 annual report on Form 10-K filed on March 11, 2009, and our Form 10-Q filed on May 5, 2009, could cause the company's actual results to differ materially from those discussed in this release. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

Contact Information

Investors:                                                                           Media:

Karen Sansot                                                                           Mischa Dunton
Investor Relations                                                                  Corporate Communications
(510) 420-4803                                                                           (510) 596-5441

LeapFrog Enterprises, Inc. Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net sales	$49,412	$68,341	$79,291	$126,615
Cost of sales	30,671	41,454	52,464	78,597
Gross profit	18,741	26,887	26,827	48,018

Operating expenses:
Selling, general and administrative	20,459	26,013	40,398	56,774
Research and development	9,540	12,876	19,513	24,986
Advertising	4,333	7,793	6,501	12,325
Depreciation and amortization	2,637	2,366	5,537	4,717
Total operating expenses	36,969	49,048	71,949	98,802

Loss from operations	(18,228)	(22,161)	(45,122)	(50,784)

Other income (expense):
Interest income	166	706	348	1,802
Interest expense	(1)	(20)	(27)	(33)
Other expense, net	(335)	(1,940)	(768)	(2,462)
Total other expense	(170)	(1,254)	(447)	(693)

Loss before income taxes	(18,398)	(23,415)	(45,569)	(51,477)

Benefit from income taxes	(6,181)	(2,846)	(6,231)	(3,471)

Net Loss	$(12,217)	$(20,569)	$(39,338)	$(48,006)

Net loss per share:
Class A and B – basic and diluted	$(0.19)	$(0.32)	$(0.62)	$(0.75)

Weighted average shares outstanding:
Class A and B – basic and diluted	63,920	63,679	63,833	63,645

LeapFrog Enterprises, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Operating activities:
Net loss	$(12,217)	$(20,570)	$(39,338)	$(48,006)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,936	4,849	10,168	9,256
Unrealized foreign exchange (gain) loss	(249)	1,557	(1,568)	823
Deferred income taxes	(2)	(73)	126	(76)
Stock-based compensation expense	2,568	2,154	5,572	5,112
Impairment of investment in auction rate securities	--	1,476	23	1,731
Allowance for doubtful accounts	(639)	760	(1,449)	569
Decrease in other accounts receivable-related allowances	(9,195)	(7,427)	(31,688)	(20,085)
Other changes in operating assets and liabilities:
Accounts receivable	(16,998)	(4,624)	90,625	95,572
Inventories	(4,216)	(30,771)	(5,507)	(33,914)
Prepaid expenses and other current assets	717	(2,594)	238	(4,709)
Other assets	102	31	206	310
Accounts payable	11,855	20,450	(24,758)	9,546
Accrued liabilities	(1,570)	6,113	(18,232)	(26,957)
Long-term liabilities	(6,453)	(1,214)	(6,329)	(1,339)
Income taxes payable	(157)	(37)	(364)	25
Other	868	(828)	1,701	(20)
Net cash used in operating activities	(30,650)	(30,748)	(20,574)	(12,162)

Investing activities:
Purchases of property and equipment	(1,422)	(2,651)	(2,722)	(4,045)
Capitalization of product costs	(1,282)	(3,307)	(3,512)	(8,546)
Net cash used in investing activities	(2,704)	(5,958)	(6,234)	(12,591)

Financing activities:
Proceeds from stock option exercises and employee stock purchase plans	--	239	41	419
Net cash paid for payroll taxes on restricted stock unit releases	(73)	(317)	(79)	(394)
Net cash (used in) provided by financing activities	(73)	(78)	(38)	25

Effect of exchange rate changes on cash	937	(744)	578	(424)
Net change in cash and cash equivalents	(32,490)	(37,528)	(26,268)	(25,152)
Cash and cash equivalents, beginning of period	85,323	105,836	79,101	93,460
Cash and cash equivalents, end of period	$52,833	$68,308	$52,833	$68,308

LeapFrog Enterprises, Inc. Consolidated Balance Sheets (In thousands) (Unaudited)
	June 30,		December 31,
	2009	2008	2008
			(Audited)
Assets
Current assets:
Cash and cash equivalents	$52,833	$68,308	$79,101
Accounts receivable, net of allowances for
doubtful accounts of $1,302, $345 and $3,872	33,087	50,880	89,918
Inventories	64,355	86,329	58,196
Prepaid expenses and other current assets	10,730	25,136	10,822
Deferred income taxes	3,065	3,481	3,189
Total current assets	164,070	234,134	241,226

Long-term investments	5,473	9,792	4,962
Deferred income taxes	495	213	497
Property and equipment, net	16,484	19,855	19,611
Capitalized product costs, net	15,301	18,024	16,227
Goodwill	19,549	19,549	19,549
Other assets	4,792	8,297	5,260
Total assets	$226,164	$309,864	$307,332

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,931	$56,414	$56,357
Accrued liabilities	26,368	30,627	44,596
Income taxes payable	104	118	229
Total current liabilities	58,403	87,159	101,182

Long-term deferred income taxes	14,686	18,917	22,404
Other long-term liabilities	3,030	2,187	3,820

Stockholders’ equity:
Class A common stock – 139,500 shares authorized;
outstanding 36,779, 36,042 and 36,627	4	4	4
Class B common stock – 40,500 shares authorized;
outstanding 27,141, 27,614 and 27,141	3	3	3
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	372,370	358,994	364,657
Accumulated other comprehensive income (loss)	(311)	5,033	(2,055)
Accumulated deficit	(221,836)	(162,248)	(182,498)
Total stockholders’ equity	150,045	201,601	179,926
Total liabilities and stockholders’ equity	$226,164	$309,864	$307,332

LeapFrog Enterprises, Inc. Supplemental Financial Information (In thousands) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net sales	$49,412	$68,341	$79,291	$126,615
Cost of sales (1)	30,671	41,454	52,464	78,597
Gross profit	18,741	26,887	26,827	48,018

Operating expenses: (2) (3)
Selling, general and administrative	20,459	26,013	40,398	56,774
Research and development	9,540	12,876	19,513	24,986
Advertising	4,333	7,793	6,501	12,325
Depreciation and amortization	2,637	2,366	5,537	4,717
Total operating expenses	36,969	49,048	71,949	98,802

Loss from operations	(18,228)	(22,161)	(45,122)	(50,784)

Other income (expense):
Interest income	166	706	348	1,802
Interest expense	(1)	(20)	(27)	(33)
Other expense, net (4)	(335)	(1,940)	(768)	(2,462)
Total other expense	(170)	(1,254)	(447)	(693)

Loss before income taxes	(18,398)	(23,415)	(45,569)	(51,477)

Benefit from income taxes	(6,181)	(2,846)	(6,231)	(3,471)

Net Loss	$(12,217)	$(20,569)	$(39,338)	$(48,006)

(1) Includes depreciation and amortization	2,299	2,483	4,631	4,539

(2) Includes stock-based compensation as follows:
Selling, general and administrative	2,398	2,064	4,853	4,521
Research and development	171	90	719	591

(3) Includes severance costs as follows:
Selling, general and administrative	276	446	829	446
Research and development	251	14	517	14

(4) Includes impairment of auction rate securities	--	1,550	23	1,731